UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11611 San Vicente Boulevard, Suite 500
Los Angeles, California	90049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BANC	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 7.75% fixed rate reset non-cumulative perpetual preferred stock, Series F	BANC/PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters of a Vote of Security Holders.
On May 7, 2025, Banc of California, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). As of March 14, 2025, the record date for the 2025 Annual Meeting, there were 158,815,404 shares of the Company’s voting common stock outstanding. At the 2025 Annual Meeting, stockholders voted on the matters disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2025 (the “Proxy Statement”). The results of the items voted on at the 2025 Annual Meeting are as follows:

Proposal I. Election of the twelve director nominees:
The Company’s directors were each elected by a majority of the votes cast. Accordingly, the following twelve director nominees were elected, each for a term of one year expiring at the Company’s 2026 Annual Meeting of Stockholders:

				Broker
Nominee	For	Against	Abstentions	Non-Votes
James A. “Conan” Barker	122,087,075	1,143,458	61,169	N/A
Paul R. Burke	121,253,745	1,976,898	61,059	N/A
Mary A. Curran	121,282,201	1,496,962	512,539	N/A
John M. Eggemeyer	120,852,113	2,372,635	66,954	N/A
Shannon F. Eusey	121,268,096	1,510,853	512,753	N/A
Richard J. Lashley	122,348,566	882,059	61,077	N/A
Susan E. Lester	122,023,904	1,207,258	60,540	N/A
Joseph J. Rice	122,097,907	1,132,687	61,108	N/A
Todd Schell	122,090,370	1,139,857	61,475	N/A
Vania E. Schlogel	121,242,763	1,535,063	513,876	N/A
Andrew Thau	104,909,354	18,320,057	62,291	N/A
Jared M. Wolff	122,066,688	1,163,911	61,103	N/A

Proposal II. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025:
The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved with the following vote:

For	Against	Abstentions
137,551,312	373,548	95,234

Proposal III. Approval, on an advisory and non-binding basis, of the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement (Say-on-Pay):
The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
87,282,858	34,011,919	1,996,925	N/A

Proposal IV. Approval, on an advisory and non-binding basis, of the frequency of future Say-on-Pay votes (Say-on-Frequency):
The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved with the following vote:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
121,455,351	48,991	1,197,489	589,871	N/A

Item 8.01 Other Events.
On May 7, 2025, the Company’s Board of Directors unanimously elected chief executive officer Jared M. Wolff to the role of chair of the Company’s Board of Directors and John M. Eggemeyer to the role of vice chair and lead independent director of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.
/s/ Ido Dotan
Ido Dotan
EVP, General Counsel, Chief Administrative Officer and Corporate Secretary
Date: May 8, 2025